                              AMENDMENT TO BOWFLEX, INC.
                                   LEASE EXTENSION
                                    AUGUST 27,1996

The certain Lease between Ogden Business Park, a Washington General Partnership, Lessor, and Bowflex, Inc., Lessee, dated May 1, 1992, for the Premises located at 2200 NE 65th Avenue, Building 1, Vancouver, WA 98661 (approximately 17,325 square feet, of which 4,100 square feet is office), is hereby extended and amended as follows:

1    a.   Current lease expires April 30, 1997.
     b.   Expiration of said Lease is extended to April 30, 2002.

2.   Monthly rental is increased as follows:

     a.   May 1, 1997 to April 30, 1998: $4,851.00 + Triple Net

     b. Rent Adjustment. The rent to be paid by Lessee to Lessor during the term hereof, or any extended or renewed term, shall be adjusted on April 30, 1998 (the end of the base year) and automatically without notice on April 30th of each year thereafter during the term hereof and during any extended or renewed term hereof, which date is sometime referred to herein as the adjustment date. The intervals between adjustment dates are sometimes referred to herein as adjustment intervals. On each adjustment date, the rent shall be adjusted as provided below in this paragraph provided, however, that the monthly rent as adjusted, shall not be less than $4,851.00. The rental adjustment shall be limited to a six percent maximum annual increase after the base year. During each adjustment interval, rent shall be paid at the adjusted rate from the preceding adjustment date until the next adjustment date or until the sooner expiration of the term hereof, or as the same may be extended.

          Such adjustments shall be made so that the rent payable hereunder each month during the next adjustment interval shall bear the same relationship to the sum set forth in Section 2.a. of the lease as the Consumer Price Index, U. S. City Average, of the Bureau of Labor Statistics of the U. S. Department of Labor (U. S. Index of All Items for All Urban Consumers - 1982-84 equals 100), sometimes referred to herein as the Index. If publication of said Index is discontinued or if said Index or the base thereof is changed, then there shall be used in lieu thereof such Index as may be adopted by agreement of the parties hereto.

3. The current lease dated May 1, 1992, states that common area expenses for the Premises shall not exceed more than six percent of previous year charges for common area excluding base year. The six percent cap shall be terminated and Lessee shall pay Lessor for their pro-rata share of actual common area expenses incurred as of May 1, 1997.

4. Lessee, at Lessee's expense, shall be allowed, with Lessor's prior approval, to remodel and/or expand office area of Premises. Lessor shall not charge office rental surcharge for said office expansion. Lessor reserves the right, at Lessor's sole discretion, to have Lessee remove, at Lessee's expense, additional office buildout constructed during lease extension.

5. OPTION TO EXTEND TERM: If Lessee has not been in material default of lease terms, then Lessee shall have an option to extend the terms hereof for an additional period of five (5) years which said option shall be exercised by giving written notice to Landlord not less than 120 days prior to the termination of the term hereof. Upon the exercise of said option by Lessee, the term of this Lease shall be extended for the additional period of five (5) years upon all of the terms, covenants and conditions herein contained, provided, however, that the monthly rental due and payable hereunder shall increase at the Consumer Price Index as stated in paragraph 2.b., not to exceed six (6%) percent per year.

Amendment to Lease Extension
Ogden Business Park, Lessor
Bowflex, Inc., Lessee
August 27, 1996
Page 2

All other provisions, terms, and conditions of the Lease remain the same.

BC/sj
bowflxle.doc

AGREED AND ACCEPTED                     AGREED AND ACCEPTED
LESSEE: Bowflex, Inc.                   LESSOR: Ogden Business Park Partnership

By:  /s/ Brian R. Cook                   By:
    -------------------------------          ----------------------------------
     Brian Cook                               D. H. Christensen

Date:    8/28/96                         Date:
      -----------------------------            --------------------------------
                                         By:
                                            -----------------------------------
                                              Dean Henry

                                         Date:
                                              ---------------------------------